UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SunOpta Inc. (the “Company”) held an Annual Meeting of Shareholders on May 31, 2018 (the “Meeting”). The matters voted upon at the Meeting included: (1) the election of nine directors of the Company for the ensuing year; (2) the appointment of Deloitte LLP as the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the Audit Committee of the Company to fix their remuneration; and (3) a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers.

Our scrutineer reported the vote of the shareholders as follows:

1.	Election of Directors

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Margaret Shan Atkins	61,793,806	980,428	0	9,368,108
Dr. Albert Bolles	62,239,709	534,525	0	9,368,108
Derek Briffett	62,397,756	376,478	0	9,368,108
David Colo	62,423,286	350,948	0	9,368,108
Michael Detlefsen	62,145,559	628,675	0	9,368,108
Dean Hollis	62,180,115	594,119	0	9,368,108
Katrina Houde	61,987,509	786,725	0	9,368,108
Brendan Springstubb	62,203,361	570,873	0	9,368,108
Gregg Tanner	62,211,903	562,331	0	9,368,108

2.	Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,416,038	332,776	393,528	-

3.	Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,601,547	2,042,341	130,346	9,368,108

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett
Jill Barnett
General Counsel & Corporate Secretary

Date:	June 4, 2018